UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2017

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On May 2, 2017, Constellation Brands, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, for themselves and as representatives of the underwriters named therein (the “Underwriters”) for the sale by the Company of $1.5 billion aggregate principal amount of Senior Notes, consisting of (i) $500.0 million of 2.70% Senior Notes due 2022 for a public offering price of 99.782% of the principal amount of such notes; (ii) $500.0 million of 3.50% Senior Notes due 2027 for a public offering price of 99.766% of the principal amount of such notes; and (iii) $500.0 million of 4.50% Senior Notes due 2047 for a public offering price of 99.559% of the principal amount of such notes (collectively, the “Notes”). The purchase of the Notes by the Underwriters is scheduled to close on May 9, 2017, subject to customary closing conditions. The Company intends to use the net proceeds from this offering to repay all of its outstanding 7.250% Senior Notes due May 2017 in the aggregate principal amount of $700 million and to repay a portion of the outstanding indebtedness under our U.S. Term A Loan.

We have filed with the Securities and Exchange Commission a Prospectus dated May 2, 2017 and a Prospectus Supplement for the Notes dated May 2, 2017, each of which forms a part of our Registration Statement on Form S-3 (File No. 333-217584) (the “Registration Statement”) in connection with the public offering of the Notes. We are filing the item listed below as an exhibit to this Current Report for the purpose of incorporating it as an exhibit to the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 2, 2017, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated May 2, 2017, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, for themselves and as representatives of the several underwriters named therein.